Exhibit 23.1



                        Child, Van Wagoner & Bradshaw, PLLC
     A Professional Limited Liability Company of CERTIFIED PUBLIC ACCOUNTANTS
               5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107
                      PHONE: (801) 281-4700  FAX: (801) 281-4701



               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Dahua, Inc.

As the independent registered public accounting firm of Dahua Inc. we hereby consent to the use of our report dated February 10, 2006, with respect to the consolidated financial statements of Dahua Inc. in the Registration Statement of Dahua Inc. on Form SB-2, Amendment No. 5, which is to be filed by Dahua Inc. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.



/s/ Child, Van Wagoner & Bradshaw, PLLC
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CHILD, VAN WAGONER & BRADSHAW, PLLC

Salt Lake City, Utah
October 16, 2006